SHARE PURCHASE AGREEMENT

This Agreement made as of the 17th day of May, 2018 (“Agreement”), by and between Redux Acquisition, LLC, a Rhode Island limited liability company with an address at 780 Reservoir Avenue, #123, Cranston, R.I. 02910 ("Seller"), and Palewater Global Management Inc. with an address at 30 Wall Street, Level 8th, New York, NY 10005 ("Purchaser").

W I T N E S S E T H:

WHEREAS, Seller is the record owner and holder of 21,000,000 restricted Common Shares, par value

$.0001 par value, (the “Shares”), of BIG TIME HOLDINGS, INC., a Delaware corporation ("Corporation” or “Company”), which Corporation has 21,279,884 shares of common stock issued and outstanding as of the date of this Agreement. There are no preferred shares, warrants, options or shareholder agreements outstanding. The CUSIP Number for the Corporation is 089692107.

The total number of shares of capital stock which the Corporation shall have authority to issue is: 20,000,000,000. These shares shall be divided into two classes with 19,900,000,000 shares designated as common stock at $.0001 par value (the "Common Stock") and 100,000,000 shares designated as preferred stock at $.0001 par value (the "Preferred Stock").

WHEREAS, Purchaser desires to purchase 21,000,000 restricted common shares, (“Shares”) from Seller, which constitutes 98.68% of the Corporation’s issued and outstanding Shares as of the date of this Agreement and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and necessary to consummate the purchase and sale of the Seller’s Shares, it is hereby agreed, as follows: Purchaser agrees to purchase and Seller agrees to sell all of the issued and outstanding Shares owned by Seller for a total purchase price of Twenty-Five Thousand, ($25,000), (the “Purchase Price”) plus other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned parties.

1. PURCHASE AND SALE OF SHARES. Purchaser agrees to wire transfer to an account to be designated by Seller the sum of Twenty-Five Thousand, ($25,000) to Seller upon Purchaser’s execution of this Agreement. Seller agrees to execute this Agreement within twenty-four hours upon receipt of wire transfer from Purchaser for the foregoing amount and Agreement signed by Purchaser.

2.      EVENT OF DEFAULT. If, in the event Purchaser shall fail to make a wire transfer payment to an account to be designated by Seller in the sum of Twenty-Five Thousand, ($25,000) to Seller the same day upon Purchaser’s execution of this Agreement, then this Agreement will not become effective and considered void ab initio without any further notification to Purchaser. If, in the event Seller shall fail to execute this Agreement within twenty-four hours from receipt of wire transfer from Seller in the amount of Twenty-Five Thousand, ($25,000), then any money wire transferred to Seller pursuant to this Agreement shall be returned to Seller within two business days from receipt of wire transfer and this Agreement will not become effective and considered void ab initio. If a closing does not occur pursuant to Section 3 of this Agreement, then this Agreement will automatically become null and void notwithstanding Purchaser may request an extension in writing from Seller for time for performance of this Agreement whereas Seller has the sole right to accept or reject the request

3.  CLOSING. The purchase and sale of the Shares must take place on or before May 18, 2018, at or before 5:00 PM EST (which time is designated as the “Closing Date”). On or before the Closing date, and pursuant to Sections 1 & 2, the Agreement will be fully executed by the undersigned parties and Seller shall have delivered to Seller, in cash, by wire transfer to an account to be designated by Seller, or his nominee for the Purchase Price totaling the amount of Twenty-Five Thousand U.S. dollars and no cents ($25,000.00). After closing and within three business days, Seller will promptly deliver the following to Purchaser: (A) Irrevocable signed stock power for the Shares to be transferred to Purchaser hereunder in book-entry form by Mountain Share Transfer, LLC, the Company’s transfer agent duly endorsed for transfer to the Purchaser or accompanied by appropriate stock powers, (B) Restated and Amended Certificate of Incorporation filed with Delaware Secretary of State and bylaws and (C) all corporate books and records.

4.	POST-CLOSING DUTIES BY SELLER. Seller agrees to perform the following duties for Purchaser after the Closing for no additional fee:

a)	Form 8-K filing for the sale of common stock by Seller to Purchaser.
b)	Resignation of current and sole director and appointment of new director(s).
c)	Schedule 14F & Schedule 13D filing.
d)	Introduction to PCAOB auditor.
e)	Introduction to stock Transfer Agent
f)	Form 3

5.    REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as sole director and officer of Corporation, hereby represents and warrants to Purchaser that:

(i)                  The Corporation is a duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business it is now being conducted. Corporation and/or Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;

(ii)                The Corporation trades on the Pink Sheets in the OTC Markets. The ticker symbol is BTHI. The Company is subject to Section 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act) is a Securities and Exchange Commission, (“SEC”) reporting company. Section 15(d) requires companies to file certain periodic reports and information required by Section 13 of the Exchange Act (such as Form 10-K and Form 10-Q reports) as if they had securities registered under Section 12 of the Exchange Act.

(iii)              There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against the Seller or other employee, officer or director of the Corporation. Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;

(iv)               The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;

(v)                 The Corporation and/or Seller does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit–sharing plans;

(vi)               No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or Seller or anyone acting on behalf of the Corporation and/or Seller;

(vii)            The business and operation of the Corporation has and will be conducted in accordance with all applicable laws, rules, regulations, judgments. Neither the execution, delivery or performance of this Agreement (A) violates the Corporation’s by-laws, Certificate of Incorporation, Shareholder Agreements or any existing resolutions; and, (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act (“Act”) or other applicable state securities laws;

(viii)	Corporation has not conducted any business and/or entered into any agreements with third-parties.

(ix)               This Agreement has been duly executed and delivered by Seller constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or Seller a party or by which they are bound;

(x)                 Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances;

(xi)               Seller warrants that control in the Company being transferred shall be transferred with no liabilities and little or no assets and shall defend and hold Purchaser and the Corporation harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of Seller or the Corporation prior to, or during the closing contemplated by this contract of sale; and

(xii)             Seller will cause sole officer and director of the Corporation to resign at closing and the requisite majority vote of shareholders will name a new director(s) of the Company.

(xii)       Seller warrants that Shares are trading and have not been halted or suspended.

6.	REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that:

(i)	Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;

(ii)	The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;

(iii)	At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising; and,

(iv)	Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

(v)	The Purchaser is an "accredited investor" as defined under Rule 501 under the Securities Act.

(vi)              Purchaser hereby understands that the foregoing shares purchased from Seller are restricted securities and not registered with the SEC and being sold pursuant to available exemption under the Act.

(vii)	Purchaser acknowledges that the Company is a mandatory SEC reporting company.

(viii)           Purchaser acknowledges the Company trades on the Pink Sheets in the OTC Markets with a ticker symbol of BTHI.

7.  NOTICES. Notice shall be given by email at the most recent address last received by Seller from Buyer or by Buyer from Seller. Notice may also be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

Seller:

Thomas DeNunzio, President and Director

Redux Acquisition, LLC

780 Reservoir Avenue, #123

Cranston, R.I. 02910

Phone: (401) 641-0405

Fax: (401) 633-7300

Email: teakwood5@cox.net

Mandla J. Gwadiso, Founder of Palewater Global Management Inc.

30 Wall Street, Level 8 New York, NY 10005 Phone: (212) 918-4792

Fax: (212) 709-8206

Email: info@palewaterglobal.com

8.  GOVERNING LAW. This Agreement shall be interpreted and governed in accordance with the laws of the State of Rhode Island. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

8.                    CONDITIONS TO CLOSING. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

9.                   SEVERABILITY. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

10.                ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

11.                INVALIDITY. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

12.                GENDER AND NUMBER; SECTION HEADINGS. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13.                AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

14.                ASSIGNMENT. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

15.                CLOSING DOCUMENTS. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

16.                EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

17.                FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

18.                PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

19.                INDEMNIFICATION. Seller shall hold Purchaser harmless from any and all claims arising out of or related to (i) actions taken by Seller in her capacity as a shareholder of the Company prior to the payment of the good faith deposit, or (ii) any lawsuits against the Corporation arising during the period of time prior to the payment of the good faith deposit; (iii) any requests, audits or comment letters issued by the Securities and Exchange Commission related to the period of time prior to receipt of the good faith deposit.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have carefully read the foregoing Agreement and fully understand its contents and binding effect. This Agreement shall become effective upon signature of Purchaser and Seller pursuant to Sections 1 of this Agreement.

/s/ Mandla J. Gwadiso

PURCHASER:

Mandla J. Gwadiso, Founder

For and on behalf of Palewater Global Management Inc.

/s/ Thomas DeNunzio

  SELLER: Redux Acquisition, LLC

By Its sole Member, Thomas DeNunzio